United States
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 21, 2017 (December 20, 2017)

CRANE CO.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation )	1-1657 (Commission File No.)	13-1952290 (IRS Employer Identification No.)

100 First Stamford Place, Stamford, CT (Address of principal executive offices)	06902 (Zip code)

Registrant’s telephone number, including area code: 203-363-7300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	Entry into a Material Definitive Agreement

On December 20, 2017, Crane Co. (the “Company”) entered into a $550 million 5-Year Revolving Credit Agreement (the “Revolving Credit Agreement”), by and among the Company and certain of its subsidiaries, the banks party thereto as lenders, JPMorgan Chase Bank, N.A., as administrative agent, Wells Fargo Bank, National Association, as syndication agent, and BMO Harris Bank N.A., HSBC Bank USA, N.A. and TD Bank, N.A., as documentation agents. The Revolving Credit Agreement replaces the existing $500 million revolving credit facility provided pursuant to the Second Amended and Restated Credit Agreement, dated as of May 18, 2012, as amended on March 22, 2013 and May 27, 2015, by and among the Company and certain of its subsidiaries, the banks party thereto as lenders, JPMorgan Chase Bank, N.A., as administrative agent, UBS Securities LLC and Wells Fargo Bank, National Association, as syndication agents and The Bank of New York Mellon and RBS Citizens, N.A., as documentation agents, which was due to expire on May 27, 2020.

Interest on loans made under the Revolving Credit Agreement in U.S. Dollars accrues, at the Company’s option, at a rate per annum equal to (1) a base rate (determined in a customary manner), plus a margin ranging from 0.0% to 0.50% depending upon the ratings by S&P and Moody’s of the Company’s senior unsecured long-term debt (the “Index Debt Rating”) or (2) an adjusted LIBO rate (determined in a customary manner) for an interest period to be selected by the Company, plus a margin ranging from 0.805% to 1.50% depending upon the Index Debt Rating (such margin, the “Applicable LIBOR Margin”).  Interest on loans made under the Revolving Credit Agreement in agreed upon alternative currencies accrues at a rate per annum equal to the adjusted LIBO rate (determined in a customary manner and with respect to deposits in the applicable alternative currency) (other than loans made in Canadian Dollars, for which a CDOR Screen Rate applies) for an interest period to be selected by the Company plus the Applicable LIBOR Margin.

A facility fee on the daily unused portion of the commitments under the Revolving Credit Agreement accrues at a rate per annum ranging from 0.07% to 0.25% depending on the Index Debt Rating. With respect to letters of credit, the Company will pay letter of credit participation fees at a rate per annum equal to the Applicable LIBOR Margin then in effect under the Revolving Credit Agreement on the average daily amount of all outstanding letters of credit. The Company will also pay Wells Fargo Bank, National Association and JPMorgan Chase Bank, N.A., each an issuing bank, customary documentation and fronting fees for each letter of credit issued under the Revolving Credit Agreement by such issuing bank.

The Revolving Credit Agreement contains customary affirmative and negative covenants for credit facilities of this type, including limitations on the Company and its subsidiaries with respect to indebtedness, liens, mergers, consolidations, liquidations and dissolutions, sales of all or substantially all assets, transactions with affiliates and hedging arrangements. The Company must also maintain a debt to capitalization ratio not to exceed 0.65 to 1.00 at all times. The Revolving Credit Agreement also provides for customary events of default, including failure to pay principal, interest or fees when due, failure to comply with covenants, any representation or warranty made by the Company or any of its material subsidiaries being false in any material respect, default under certain other material indebtedness, certain insolvency or receivership events affecting the Company and its material subsidiaries, certain ERISA events, material judgments and a change in control of the Company.

On December 20, 2017, the Company also entered into (1) a new $150 million 364-day Credit Agreement (the “364-Day Credit Agreement”), by and among the Company, the banks party thereto as lenders, Wells Fargo Bank, National Association, as administrative agent, JPMorgan Chase Bank, N.A., as syndication agent, and BMO Harris Bank N.A., HSBC Bank USA, N.A. and TD Bank, N.A., as documentation agents and (2) a new $200 million 3-Year Term Loan Credit Agreement (the “Term Loan Credit Agreement”), by and among the Company, the banks party thereto as lenders, Wells Fargo Bank, National Association, as administrative agent, JPMorgan Chase Bank, N.A., as syndication agent, and BMO Harris Bank N.A., HSBC Bank USA, N.A. and TD Bank, N.A. as documentation agents. Borrowings will be available under each of the 364-Day Credit Agreement and the Term Loan Credit Agreement once certain conditions precedent have been satisfied, including consummation of the Company’s acquisition of Crane & Co., Inc.

Interest on loans made under each of the 364-Day Credit Agreement and the Term Loan Credit Agreement accrues, at the Company’s option, at a rate per annum equal to (1) a base rate (determined in a customary manner), plus a margin ranging from 0.0% to 0.75% depending upon the Index Debt Rating or (2) an adjusted LIBO rate (determined in a customary manner) for an interest period to be selected by the Company plus a margin ranging from 0.875% to 1.75% depending upon the Index Debt Rating.  A commitment fee begins to accrue on March 5, 2018 (with respect to the 364-Day Credit Agreement) and on January 19, 2018 (with respect to the Term Loan Credit Agreement) on the daily unused portion of the commitments under each of the 364-Day Credit Agreement and the Term Loan Credit Agreement, respectively, at a rate per annum ranging from 0.07% to 0.25% depending on the Index Debt Rating.

Each of the 364-Day Credit Agreement and the Term Loan Credit Agreement contain substantially the same affirmative and negative covenants, including the maximum debt to capitalization ratio, and events of default, as the Revolving Credit Agreement.

The foregoing is only a summary of the terms and conditions of the Revolving Credit Agreement, 364-Day Credit Agreement and the Term Loan Credit Agreement and is qualified in its entirety by reference to the full text of the Revolving Credit Agreement attached to this Current Report as Exhibit 10.1, the full text of the 364-Day Credit Agreement attached to this Current Report as Exhibit 10.2 and the full text of the Term Loan Credit Agreement attached to this Current Report as Exhibit 10.3.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described under Item 1.01 above is incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01. Financial Statements and Exhibits.

(a)	None

(b)	None

(c)	None

(d)	Exhibits

10.1	$550 million 5-Year Revolving Credit Agreement, dated as of December 20, 2017

10.2	$150 million 364-day Credit Agreement, dated as of December 20, 2017

10.3	$200 million 3-Year Term Loan Credit Agreement, dated as of December 20, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRANE CO.

Dated: December 21, 2017	By:	/s/ Augustus I. duPont
Augustus I. duPont
Vice President, General Counsel and Secretary